UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 17, 2021

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdictionof Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, and is not deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2021, Blue Dolphin Energy Company executed the standard loan documents required to secure an Economic Injury Disaster Loan ("EIDL") through the Small Business Administration ("SBA") for COVID-19 pandemic relief. The principal amount of the loan is $500,000.00. Proceeds will be used for working capital purposes. Interest on the loan accrues at the rate of 3.75% per annum and will accrue from the date of loan. Installment payments, including principal and interest, total $2,505.00 per month and are due beginning eighteen (18) months from the date of the loan. The balance of principal and interest is payable over a 30-year term. SBA EIDLs are not forgivable. Jonathan Carroll, the company’s chief executive officer, and Lazarus Energy Holdings, LLC, an affiliate, provided guarantees of the debt. The debt is subject to certain customary covenants and default provisions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the SBA COVID-19 EIDL.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

10.1	Loan Authorization and Agreement between Blue Dolphin Energy Company and the Small Business Administration dated May 11, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2021

Blue Dolphin Energy Company

By:	/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Exhibit Index

10.1	Loan Authorization and Agreement between Blue Dolphin Energy Company and the Small Business Administration dated May 11, 2021.